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Exhibit (a)(1)(f)

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Stock Option Exchange Program

March 2003

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Stock Option Exchange Program

• Wind River makes no recommendation as to whether you should participate in the Stock Option Exchange Program

• Wind River has not authorized any person to make any such recommendation on Wind River’s behalf

This presentation and the information contained in it are provided for informational purposes only. Refer to the complete Tender Offer

Statement, including the Offer to Exchange, for full Stock Option

Exchange Program information.

© 2003 WIND RIVER SYSTEMS, INC.

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Today’s Meeting

• We will cover the following:

                • Stock Option Program Overview

                • The Voluntary Stock Option Exchange Program

                                • Design

                                • Benefits

                                • Risks

                • How to Participate in the Stock Option Exchange Program

                • Other Resources

© 2003 WIND RIVER SYSTEMS, INC.

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Stock Option Program Goals

•      How do we balance the objective to restore value in our stock option program with our responsibility to our stockholders to create value?

Program Goals

•      Attract and retain our employees today and in the future

•      Create strong incentives for employees to expend maximum effort for our growth and success

•      Align employee and stockholder interest by creating ownership culture

Stockholder Considerations

•      Potential dilution impact

•      Company’s ability to attract and retain key talent

•      Impact on earnings

•      Reporting and regulatory requirements

© 2003 WIND RIVER SYSTEMS, INC.

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How Stock Options Work

•      Exercise price is set at grant date (prior day’s closing price, except France)

•      You may exercise the option (purchase the shares) in the future, as the option vests

•      Positive difference between the exercise price and the market price of the stock on the exercise date is your profit (less applicable taxes)

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© 2003 WIND RIVER SYSTEMS, INC.

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Underwater Options

•      Wind River’s stock price has declined over last three years

•      In many cases, market price of stock is significantly less than employee’s exercise price—options are “underwater” or “out-of-the-money”

•      Motivation and retention power of options is weakened under these conditions

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© 2003 WIND RIVER SYSTEMS, INC.

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Why it is Important to Manage Overhang?

Overhang equals potential future dilution of stockholders

        • As of January 31, 2003 Wind River’s option overhang was approximately 24%

        • A concern for stockholders

Example of Overhang:

        • 100 shares outstanding plus no options =  0% overhang

        • 100 shares outstanding plus 10 options = 10% overhang

        • 100 shares outstanding plus 20 options = 20% overhang

Example of dilution impact on earnings per share:

Total Earnings	$100	$100	$100

Existing Shares Outstanding	100	100	100
Options Exercised		10	20
Total Shares Outstanding	100	110	120

Earnings Per share	$1.00	$0.91	$0.83

© 2003 WIND RIVER SYSTEMS, INC.

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Why a Stock Option Exchange Program?

•                                        This Stock Option Exchange Program balances benefits to all stakeholders:

                                              •       Increases incentive and retention value of options by allowing a voluntary opportunity to exchange underwater options for a lesser number of new options to be granted at a date which is at least six months and one day from cancellation

               •       Maintains alignment of stockholder and employee interests

               •       Decreases option overhang (potential future dilution)

•                                          Our equity strategy for FY04 is to provide eligible employees with an opportunity to realize potential value on existing options

                                              •       We do not anticipate making a broad-based grant of stock options before the Fall of 2004

© 2003 WIND RIVER SYSTEMS, INC.

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How the Option Exchange Works

•      If you have eligible options, you have a choice to make:

                MAINTAIN

•      Keep your outstanding option grant(s) and exercise price(s)

•      Option exchange will not affect any of the terms of your current outstanding option grants

                EXCHANGE

•      Tender option grant(s) for cancellation

•                   In return, receive a new grant with fewer option shares approximately 6 months after the cancellation date

•                   Exercise price of new options will be equal to the closing price on the trading day prior to new option grant date (except in France)

© 2003 WIND RIVER SYSTEMS, INC.

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Eligibility

Eligibility Criteria

Regular employees of Wind River or a subsidiary in the following countries:

Austria	Japan

Canada	U.K.

France	U.S.

Germany

Eligible options with exercise prices at or above $11.00

Rationale

•                   Complicated local laws and costs make it impractical to offer the program in countries with fewer than 25 employees

•      An alternative strategy will be offered to employees in non-participating countries

•                   One of the primary purposes of this exchange is to restore the motivational impact of existing options that are significantly underwater

•      We believe options below $11.00 continue to meet stock option program goals

© 2003 WIND RIVER SYSTEMS, INC.

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Key Terms of the New Options

•                   New Option Grant Date: New options will be granted at least 6 months and 1 day after the cancellation date

        •       No earlier than October 20th and no later than November 30th-unless we extend the expiration date

        •       Exception for employees on an authorized leave of absence at that time

•                   Exercise Price: The closing price of our stock on the trading day before the new option grant date

        •       Exception: France

•                   Term of Option: Five years from new option grant date; six years in France

•                   Type of Stock Option: All new options will be non-statutory stock options (NSO), even if you exchange an incentive stock option (ISO) in the offer

© 2003 WIND RIVER SYSTEMS, INC.

Additional Terms of Offer

•      You do not have to exchange all your option grants to participate (if you have more than one)

•      However, each option grant must be exchanged in whole

        •       Partial exchanges of any individual grant are not allowed

        •       You may exchange grants from which you have already exercised some shares

•      You must be employed on the new option grant date to receive the new option grant

        •       Special rules apply for employees on authorized leaves of absence

•                   If you choose to participate, you must also exchange all option grants since September 21, 2002—regardless of exercise price

        •       Only applies to a few employees

        •       In exchange, we will grant a new option for the same number of shares

© 2003 WIND RIVER SYSTEMS, INC.

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Vesting of the New Option Grant

•                   On the new option grant date, your new options will be vested at the same rate as your cancelled option grant but no vesting will occur between the cancellation date and the new option grant date

•      Example:

Old option

        •       Vested at a rate of 25% on the first anniversary of grant and then 1/48th a month thereafter

        •       Was 50% vested when it was cancelled

New option

        •       Grant of 4,800 shares would be 50% vested (2,400 shares) on the new option grant date

        •       The unvested portion will vest at a rate of 1/48th a month from the new option grant date

Note: Restriction on exercise for U.S.-based non-exempt employees—due to U.S. wage regulations, non-exempt employees in the U.S. will have a 6-month waiting period after the new option grant date before they can exercise vested options. The new options will vest during the six month waiting period.

© 2003 WIND RIVER SYSTEMS, INC.

Important Dates*

April 17, 2003

5:00 PM, PT**

Deadline for electing to participate in the exchange (or for withdrawing a previous election)

All properly completed and signed election and withdrawal forms MUST BE RECEIVED BY

PAM SHERIDAN THIS DATE AND TIME

April 18, 2003

Cancellation date: expected date on which we will cancel all tendered options

October 20, 2003

Earliest possible new option grant date: the expected date on or after which we will grant new options

* All dates are subject to change if we extend the expiration date of the offer.

** PT = Pacific Time, the time zone in Alameda, CA.

© 2003 WIND RIVER SYSTEMS, INC.

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Exchange Ratios

•                   The exchange ratio depends on the exercise price of the options you have now (the degree to which they are underwater)

Exercise Price of Eligible Options	Number of Eligible Option Shares Exchanged	Number of New Option Shares to Be Granted
$11.00 - $19.99	4	3

$20.00 - $29.99	2	1

$30.00 and above	3	1

© 2003 WIND RIVER SYSTEMS, INC.

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Example of Exchange

If you exchange …

An option to purchase 1,000 shares granted on September 20, 2001 with an exercise price of $16.83 per share

… in exchange you will receive:

An option to purchase 750 shares at an exercise price equal to the closing price on the trading day before the new option grant date

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4:3

© 2003 WIND RIVER SYSTEMS, INC.

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Example of Exchange

If you exchange …

An option to purchase 1,000 shares granted on April 25, 2001, with an exercise price of $25.70 per share

… in exchange you will receive:

An option to purchase 500 shares at an exercise price equal to the closing price on the trading day before the new option grant date

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2:1

© 2003 WIND RIVER SYSTEMS, INC.

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Example of Exchange

If you exchange …

An option to purchase 1,000 shares granted on December 14, 1999, with an exercise price of $42.00 per share …

… in exchange you will receive:

An option to purchase 334 shares at an exercise price equal to the closing price on the trading day before the new option grant date

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3:1

© 2003 WIND RIVER SYSTEMS, INC.

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Personnel Option Status Report

Personnel Option Status	Wind River Systems, Inc.	Page: 1
	ID: 94-2873391	File: Optstmt
	500 Wind River Way	Date: 3/20/03
	Alameda, CA 94501	Time: 11:38:47AM

AS OF 3/20/2003

Jane Wind River	ID: 123456789
500 Wind River Way
Alameda, CA 94501

Number	Option Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable
000001	6/15/1994	87EI	NQ	6,000	$1.410000	3,000	6,000	0	0	3,000	3,000

000002	6/26/1995	87EI	NQ	4,000	$3.120000	3,000	4,000	0	0	1,000	1,000

000003	7/23/1996	87EI	NQ	1,000	$11.150000	0	1,000	0	0	1,000	1,000

000004	5/13/1998	98NO	NQ	2,000	$22.460000	0	2,000	0	0	2,000	2,000

000005	12/15/1999	98NO	NQ	4,000	$40.630000	0	2,000	0	2,000	4,000	2,000

000006	10/13/2000	98NO	NQ	2,000	$36.380000	0	1,000	0	1,000	2,000	1,000

000007	7/10/2002	98NO	NQ	1,000	$5.000000	0	0	0	1,000	1,000	0
				20,000		6,000	16,000	0	4,000	14,000	10,000

Information Currently on File
Tax	Rate%	Option SDS Broker	Registration	Alternate Address

Federal	27.500

Medicare	1.450

Social Security	6.200

none	0.000

none	0.000

© 2003 WIND RIVER SYSTEMS, INC.

Calculator - Template

Instructions

Read tab labeled “Instructions & Definitions” or the Additional Information section below for detailed information about the Calculator
Enter data in cells shaded yellow below

Assumptions

TBD                       Wind River Stock price as of 3/20/03 (provided for reference purposes—not part of calculation)

$   —                     Exercise price at which you estimate new options will be granted (at least six months and a day following the cancellation)

$   —                     Future estimated Wind River stock value when you expect to exercise your options

     —                     Annual growth rate required over the 5-year option term to deliver your estimated exercise price

Grant Data

	Grant Date	Exercise Price	Option Shares Currently Outstanding	Option Shares Eligible to be Cancelled	Cancel : Grant Exchange Ratio	New Option Shares to be Granted	Potential Pre-tax Gain at $0 Exercise Price If You Choose Not to Participate	Potential Pre-tax Gain at $0 Exercise Price If You Choose to Participate
Grant 1
Grant 2
Grant 3
Grant 4
Grant 5
Grant 6
Grant 7
Grant 8
Grant 9
Grant 10
Grant 11
Grant 12
Grant 13
Grant 14
Totals			-	-		-	$-	$-

© 2003 WIND RIVER SYSTEMS, INC.

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Calculator - Completed

Instructions

Read tab labeled “Instructions & Definitions” or the Additional Information section below for detailed information about the Calculator
Enter data in cells shaded yellow below

Assumptions

TBD                       Wind River Stock price as of 3/20/03 (provided for reference purposes—not part of calculation)

$   6.00             Exercise price at which you estimate new options will be granted (at least six months and a day following the cancellation)

$ 12.00             Future estimated Wind River stock value when you expect to exercise your options

  14.9%           Annual growth rate required over the 5-year option term to deliver your estimated exercise price

Grant Data

	Grant Date	Exercise Price	Option Shares Currently Outstanding	Option Shares Eligible to be Cancelled	Cancel : Grant Exchange Ratio	New Option Shares to be Granted	Potential Pre-tax Gain at $12 Exercise Price If You Choose Not to Participate	Potential Pre-tax Gain at $12 Exercise Price If You Choose to Participate
Grant 1	6/15/94	$1.41	3,000	Not Eligible	— —	—	NA	NA
Grant 2	6/26/95	$3.12	1,000	Not Eligible	— —	—	NA	NA
Grant 3	7/23/96	$11.15	1,000	1,000	1.33 : 1	750	$850	$4,500
Grant 4	5/13/98	$22.46	2,000	2,000	2.00 : 1	1,000	$—	$6,000
Grant 5	12/15/99	$40.63	4,000	4,000	3.00 : 1	1,334	$—	$8,004
Grant 6	10/13/00	$36.38	2,000	2,000	3.00 : 1	667	$—	$4,002
Grant 7	7/10/02	$5.00	1,000	Not Eligible	— —	—	NA	NA
Grant 8
Grant 9
Grant 10
Grant 11
Grant 12
Grant 13
Grant 14
Totals			14,000	9,000		3,751	$850	$22,506

© 2003 WIND RIVER SYSTEMS, INC.

Instructions

Read tab labeled “Instructions & Definitions” or the Additional Information section below for detailed information about the Calculator
Enter data in cells shaded yellow below

Assumptions

TBD        Wind River Stock price as of 3/20/03 (provided for reference purposes—not part of calculation)

$   6.00    Exercise price at which you estimate new options will be granted (at least six months and a day following the cancellation)

$ 18.00    Future estimated Wind River stock value when you expect to exercise your options

  24.6%    Annual growth rate required over the 5-year option term to deliver your estimated exercise price

Grant Data

	Grant Date	Exercise Price	Option Shares Currently Outstanding	Option Shares Eligible to be Cancelled	Cancel : Grant Exchange Ratio	New Option Shares to be Granted	Potential Pre-tax Gain at $18 Exercise Price If You Choose Not to Participate	Potential Pre-tax Gain at $18 Exercise Price If You Choose to Participate
Grant 1	6/15/94	$1.41	3,000	Not Eligible	— —	—	NA	NA
Grant 2	6/26/95	$3.12	1,000	Not Eligible	— —	—	NA	NA
Grant 3	7/23/96	$11.15	1,000	1,000	1.33 : 1	750	$6,850	$9,000
Grant 4	5/13/98	$22.46	2,000	2,000	2.00 : 1	1,000	$—	$12,000
Grant 5	12/15/99	$40.63	4,000	4,000	3.00 : 1	1,334	$—	$16,008
Grant 6	10/13/00	$36.38	2,000	2,000	3.00 : 1	667	$—	$8,004
Grant 7	7/10/02	$5.00	1,000	Not Eligible	— —	—	NA	NA
Grant 8
Grant 9
Grant 10
Grant 11
Grant 12
Grant 13
Grant 14
Totals			14,000	9,000		3,751	$6,850	$45,012

© 2003 WIND RIVER SYSTEMS, INC.

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Other Considerations of Participation

•      We do not anticipate making a broad-based grant of stock options before the Fall of 2004

•                   If your employment ends for any reason before the new options are granted or exercised, you will not receive any new options and your cancelled options will not be reinstated

•                   Wind River strongly advises you to consult with a financial or tax advisor regarding your personal tax situation

                       •      U.S. residents should not be required to recognize income for U.S. Federal income tax purposes at the time of the exchange

                       •      Residents outside of the U.S. may have varying tax consequences depending on the foreign jurisdiction (see Schedules C — H of the offer for details)

© 2003 WIND RIVER SYSTEMS, INC.

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Risks of Participation

•      Stock price may rebound during the 6-month and 1-day period

        •       New grant could have a higher exercise price than the grant(s) you exchanged

•                   If we merge with, or are acquired by, another entity, the resulting entity must honor the terms of the exchange, but:

        •       New options could be for new entity’s stock, not Wind River’s

        •       Number of options may be adjusted per acquisition stock exchange ratio

        •       Wind River stock price could fluctuate as a result of transaction

        •       If your employment ends as a result, you won’t get the new grant

•      Other risks inherent with stock exchange programs

        •      For details, refer to the Offer to Exchange, the related documents, and the Tender Offer Statement, all of which are available on the intranet

© 2003 WIND RIVER SYSTEMS, INC.

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How To Participate in the Exchange

•      Read all of the Stock Option Exchange Program materials

•      If you elect to participate:

        •       Complete and sign the election form and return to Pam Sheridan by:

                1)    Fax at 510-749-2944

                2)    Hand delivery at office number B3081, 500 Wind River Way, Alameda, California, or

                               3)     U.S. or international mail to Wind River Systems, Inc., Attn: Pam Sheridan, 500 Wind River Way, Alameda, California, 94501, U.S.A

•      No action required if you choose not to participate

•                   WE MUST RECEIVE YOUR ELECTION FORM BY 5:00 PM Pacific time on Thursday, April 17—NO EXCEPTIONS

© 2003 WIND RIVER SYSTEMS, INC.

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More Resources

•      Your Personnel Option Status report and Individual Election Form

         •      Available in your employee mailbox or mailed to remote employees

•        Your option grant history on the E*Trade Optionslink website at www.optionslink.com

•        The following materials available at http://internal.wrs.com

         •      Emails from Tom St. Dennis announcing Stock Option Exchange Program

         •      Offer to Exchange, including Frequently Asked Questions

         •      Election Form & Withdrawal Form

         •      Calculator and Instructions

         •      Tender Offer Statement on Schedule TO filed with the SEC

•        Any changes or updates to the program will be posted on the intranet

•        If you have further questions

         •      E-mail optionexchange@windriver.com or

         •      Call the Option Exchange Help Line at 510-749-2995

© 2003 WIND RIVER SYSTEMS, INC.